                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-89655 and 333-107675 on Form S-8 pertaining to the Community Shores Bank Corporation 401(k) Plan and the 1998 Employee Stock Option Plan of our report dated March 18, 2008 appearing in this Annual Report on Form 10-KSB of Community Shores Bank Corporation for the year ended December 31, 2007.


                                        /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 25, 2008